Exhibit 4.1


                          SECURITIES PURCHASE AGREEMENT

         SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of January 30, 1998, by and among Sigma Designs, Inc., a California corporation, with headquarters located at 46501 Landing Parkway, Fremont, California 94538 ("Company"), and each of the purchasers set forth on the signature pages hereto (the "Buyers").

         WHEREAS:

         A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act");

         B. The Company has authorized a new series of preferred stock, designated as Series B Convertible Preferred Stock (the "Preferred Stock"), having the rights, preferences and privileges set forth in the Certificate of Determination of Rights, Preferences, Privileges and Restrictions attached hereto as Exhibit "A" (the "Certificate of Determination");

         C. The Preferred Stock is convertible into shares of common stock, no par value per share, of the Company (the "Common Stock"), upon the terms and subject to the limitations and conditions set forth in the Certificate of Determination;

         D. The Company has authorized the issuance to the Buyers of warrants, in the form attached hereto as Exhibit "B", to purchase Fifty Thousand (50,000) shares of Common Stock (the "Warrants");

         E. The Buyers desire to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement, (i) an aggregate of Five Thousand (5,000) shares of Preferred Stock, and (ii) Warrants to purchase Fifty Thousand (50,000) shares of Common Stock, for an aggregate purchase price of Five Million Dollars ($5,000,000).

         F. Each Buyer wishes to purchase, upon the terms and conditions stated in this Agreement, the number of shares of Preferred Stock and number of Warrants as is set forth immediately below its name on the signature pages hereto;

         G. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit "C" (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws; and

         NOW THEREFORE, the Company and each of the Buyers (severally and not jointly) hereby agree as follows:

                       1.  PURCHASE AND SALE OF PREFERRED SHARES AND WARRANTS.

                           a.  Purchase of Preferred  Shares and  Warrants.  The
Company shall issue and sell to each Buyer and each Buyer severally agrees to purchase from the Company such number of shares of Series B Preferred Stock (collectively, together with any Preferred Stock issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, the "Preferred Shares") and number of Warrants for the aggregate purchase price (the "Purchase Price") as is set forth immediately below such Buyer's name on the signature pages hereto. The aggregate number of Preferred Shares to be issued at the Closing (as defined below) is Five Thousand (5,000) and the aggregate number of Warrants to be issued at the Closing is Fifty Thousand (50,000), for an aggregate purchase price of Five Million Dollars ($5,000,000).

                           b. Form of Payment.  On the Closing  Date (as defined
below), (i) each Buyer shall pay the Purchase Price for the Preferred Shares and the Warrants to be issued and sold to it at the Closing (as defined below) by wire transfer of immediately available funds to the Company, in accordance with the Company's written wiring instructions, against delivery of duly executed certificates representing such number of Preferred Shares and Warrants which such Buyer is purchasing and (ii) the Company shall deliver such certificates representing such number of Preferred Shares and Warrants duly executed on behalf of the Company, to the Buyer, against delivery of such Purchase Price.

                           c.  Closing  Date.  Subject to the  satisfaction  (or
waiver) of the conditions thereto set forth in Section 6 and Section 7 below, the date and time of the issuance and sale of the Preferred Shares and the Warrants pursuant to this Agreement (the "Closing Date") shall be 12:00 noon Eastern Standard Time on February 9, 1998 or such other mutually agreed upon time. The closing of the transactions contemplated by this Agreement (the "Closing") shall occur on the Closing Date at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, CA 94304, or at such other location as may be agreed to be the parties.

                  2.  BUYERS'   REPRESENTATIONS   AND  WARRANTIES.   Each  Buyer
severally (and not jointly) represents and warrants to the Company solely as to such Buyer that:

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
                           a.  Investment  Purpose.  As of the date hereof,  the
Buyer is purchasing the Preferred Shares and the shares of Common Stock issuable upon conversion thereof (the "Conversion Shares") and the Warrants and the shares of Common Stock issuable upon exercise thereof (the "Warrant Shares" and, collectively with the Preferred Shares, Warrants and Conversion Shares the "Securities") for its own account for investment only and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act.

                           b.  Accredited  Investor  Status.  The  Buyer  is  an
"accredited investor" as that term is defined in Rule 501(a) of Regulation D.

                           c. Reliance on Exemptions. The Buyer understands that
the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

                           d. Information.  The Buyer and its advisors,  if any,
have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Buyer or its advisors. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received what the Buyer believes to be satisfactory answers to any such inquiries. Neither such inquiries nor any other due diligence investigation conducted by Buyer or any of its advisors or representatives shall modify, amend or affect Buyer's right to rely on the Company's representations and warranties contained in Section 3 below. The Buyer understands that its investment in the Securities involves a significant degree of risk.

                           e. Governmental Review. The Buyer understands that no
United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

                           f. Transfer or Resale. The Buyer understands that (i)
except as provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the 1933 Act or any applicable state securities laws, and may not be transferred unless (a) subsequently included in an effective registration statement thereunder, or (b) the Buyer shall have delivered to the Company an opinion of counsel (which opinion shall be reasonably acceptable to the Company) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (c) sold or transferred to an "affiliate" of the Buyer or
(d) sold  pursuant  to Rule 144  promulgated  under the 1933 Act (or a

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

successor rule); (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to the Registration Rights Agreement). Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement so long as the Buyer complies with the provisions of this Section 2(f).

                           g. Legends.  The Buyer understands that the Preferred
Shares and the Warrants and, until such time as the Conversion Shares and Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the Conversion Shares and Warrant Shares, may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, that registration is not required under said Act or unless sold pursuant to Rule 144 under said Act."

                  The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Security is registered for sale under an effective registration statement filed under the 1933 Act, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act and such sale or transfer is effected or (c) such holder provides the Company with reasonable assurances that such Security can be sold pursuant to Rule 144 under the 1933 Act (or a successor rule thereto) without any restriction as to the number of Securities acquired as of a particular date that can then be immediately sold. The Buyer agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

                           h. Authorization; Enforcement. This Agreement and the
Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of the Buyer and are valid and binding agreements of the Buyer enforceable in accordance with their terms.

                           i.  Residency.   The  Buyer  is  a  resident  of  the
jurisdiction set forth immediately below such Buyer's name on the signature pages hereto.

                  3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Buyer that:

                           a.  Organization and  Qualification.  The Company and
each of its  Subsidiaries  (as defined  below),  if any, is a  corporation  duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted.
Schedule 3(a) sets forth a list of all of the Subsidiaries of the Company and the jurisdiction in which each is incorporated. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on the business, operations, assets or financial condition of the Company or its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith. "Subsidiaries" means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest.

                           b. Authorization; Enforcement. Except as disclosed on
Schedule 3(b), (i) The Company has all requisite corporate power and authority to file and perform its obligations under the Certificate of Determination and to enter into and perform this Agreement, the Registration Rights Agreement and the Warrants and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof,
(ii) the execution and delivery of this Agreement, the Registration Rights Agreement and the Warrants by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Preferred Shares and the Warrants and the issuance and reservation for issuance of the Conversion Shares and Warrant Shares issuable upon conversion or exercise thereof) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its shareholders is required, (iii) this Agreement has been duly executed and delivered and the Certificate of Determination has been duly filed by the Company, and (iv) each of this Agreement and the Certificate of Determination constitutes, and upon execution and delivery by the Company of the Registration Rights Agreement and the Warrants, each of such instruments will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

                           c.  Capitalization.  As  of  January  21,  1998,  the
authorized capital stock of the Company consists of (i) 20,000,000 shares of Common Stock of which 11,646,075 shares are issued and outstanding, 3,454,398 shares are reserved for issuance pursuant to the Company's stock option plans, 2,300,000 shares are reserved for issuance pursuant to securities (other than the Preferred Shares and the Warrants) exercisable for, or convertible into or exchangeable for shares of Common Stock and 3,400,000 (2x currently required) shares are reserved for issuance upon conversion of the Preferred Shares and exercise of the Warrants (subject to adjustment pursuant to the Company's covenant set forth in Section 4(h) below); and (ii) 2,000,000 shares of preferred stock, 26,550 of which shares are issued and outstanding. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and nonassessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Except as disclosed in
Schedule 3(c), as of the effective date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, and (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act (except the Registration Rights Agreement) and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Preferred Shares, the Warrants, the Conversion Shares or Warrant Shares. The Company has furnished to the Buyer true and correct copies of the Company's Articles of Incorporation as in effect on the date hereof ("Articles of Incorporation"), the Company's By-laws, as in effect on the date hereof (the "By-laws"), and the terms of all securities convertible into or exercisable for Common Stock of the Company and the material rights of the holders thereof in respect thereto.

                           d.  Issuance  of  Shares.   The   Preferred   Shares,
Conversion Shares and Warrant Shares are duly authorized and, upon issuance in accordance with their respective terms of this Agreement (including the issuance of the Conversion Shares upon conversion of the Preferred Shares in accordance with the Certificate of Determination and the Warrant Shares upon exercise of the Warrants in accordance with the terms thereof) will be validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of stockholders of the Company.

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

The term Conversion Shares and Warrant Shares includes the shares of Common Stock issuable upon conversion of the Preferred Shares or exercise of the Warrants, including without limitation, such additional shares, if any, as are issuable as a result of the events described in Section 2(c) of the Registration Rights Agreement. The Company understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Conversion Shares and Warrant Shares upon conversion or exercise of the Preferred Shares or Warrants. The Company further acknowledges that its obligation to issue Conversion Shares and Warrant Shares upon conversion of the Preferred Shares or exercise of the Warrants in accordance with the terms of and subject to the limitations set forth in this Agreement, the Certificate of Determination and the Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

                           e. No  Conflicts.  Except as  disclosed  in  Schedule
3(e), the execution, delivery and performance of this Agreement the Registration Rights Agreement and the Warrants by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the filing of the Certificate of Determination and the issuance and reservation for issuance of the Conversion Shares and Warrant Shares) will not
(i) conflict with or result in a violation of any provision of the Articles of Incorporation or By-laws or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any
rights  of  termination,   amendment,   acceleration  or  cancellation  of,  any
agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Except as disclosed in Schedule 3(e), neither the Company nor any of its Subsidiaries is in violation of its Articles of Incorporation, By-laws or other organizational documents and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its Subsidiaries, if any, are not being conducted in violation of any law, ordinance or regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency

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

in order for it to execute, deliver or perform any of its obligations under this Agreement, the Registration Rights Agreement or the Warrants in accordance with the terms hereof or thereof. Except as disclosed in Schedule 3(e), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is not in violation of the listing requirements of the Nasdaq National Market ("Nasdaq") and has not received any notice from Nasdaq that the Common Stock will be delisted by the Nasdaq. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

                           f. SEC Documents, Financial Statements. Since January
31, 1995, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). The Company has delivered to each Buyer true and complete copies of the SEC Documents, except for such exhibits and incorporated documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP"), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than
(i) liabilities incurred in the ordinary course of business subsequent to January 31, 1997 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

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

                           g. Absence of Certain Changes. Except as disclosed in
Schedule 3(g), since January 31, 1997, there has been no change and no development which would have a Material Adverse Effect.

                           h. Absence of Litigation.  There is no action,  suit,
claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect. Schedule 3(h) contains a complete list and summary description of any pending or threatened proceeding against or affecting the Company or any of its Subsidiaries, without regard to whether it would have a Material Adverse Effect.

                           i. Patents,  Copyrights, etc. The Company and each of
its Subsidiaries owns or possesses the requisite licenses or rights to use all patents, patent rights, inventions, know-how, trade secrets, trademarks, service marks, service names, trade names and copyrights ("Intellectual Property") necessary to enable it to conduct its business as now operated (and, except as set forth in Schedule 3(i) hereof, to the Company's knowledge, as presently contemplated to be operated in the future); there is no claim or action by any person pertaining to, or proceeding pending, or to the Company's knowledge threatened which challenges the right of the Company or of a Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated (and, except as set forth in Schedule 3(i) hereof, to the Company's knowledge, as presently contemplated to be operated in the future); to the Company's knowledge, the Company's or its Subsidiaries, current and intended products, services and processes do not infringe on any Intellectual Property or other rights held by any person; and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their Intellectual Property.

                           j.       [Intentionally Omitted]

                           k. Tax Status.  Except as set forth on Schedule 3(k),
the Company and each of its Subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the Company knows of no basis for any such claim.

                           l.  Certain  Transactions.  Except  as set  forth  on
Schedule 3(l) and except for arm's length transactions pursuant to which the Company or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Company or any of its Subsidiaries could obtain from third parties and other than the grant of stock options disclosed on Schedule 3(c), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

                           m. Disclosure. All written information relating to or
concerning the Company or any of its Subsidiaries set forth in this Agreement and provided to the Buyers pursuant to Section 2(d) hereof and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purposes that the Company's reports filed under the 1934 Act are being incorporated into an effective registration statement filed by the Company under the 1933 Act).

                           n.  Acknowledgment   Regarding  Buyers'  Purchase  of
Securities. The Company acknowledges and agrees that the Buyers are acting solely in the capacity of arm's length purchasers with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Buyer or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Buyers, purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

                           o. No Integrated  Offering.  Neither the Company, nor
any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Securities to the Buyers. The issuance of the Securities to the Buyers will not be integrated with any other issuance of the Company's securities (past, current or future) which requires stockholder approval under the rules of The Nasdaq Stock Market.

                           p. No Brokers.  The Company has taken no action which
would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby, except for dealings with Tsunami Capital, whose commissions and fees will be paid for by the Company.

                           q. Permits;  Compliance.  The Company and each of its
Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted except where the failure to possess would not have a Material Adverse Effect (collectively, the "Company Permits"), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Since January 31, 1997, neither the Company nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

                           r. Environmental Matters.

                                    (i)  Except as set forth in  Schedule  3(r),
there are, to the Company's knowledge, with respect to the Company or any of its Subsidiaries or any predecessor of the Company, no past or present violations of Environmental Laws (as defined below), releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under the Comprehensive Environmental Response,
Compensation and Liability Act of 1980 or similar federal, state, local or foreign laws and neither the Company nor any of its Subsidiaries has received any notice with respect to any of the foregoing, nor is any action pending or, to the Company's knowledge, threatened in connection with any of the foregoing. The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous

Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

                                    (ii)  Other  than  those  that  are or  were
stored, used or disposed of in compliance with applicable law, to the Company's knowledge, no Hazardous Materials are contained on or about any real property currently owned, leased or used by the Company or any of its Subsidiaries, and, to the Company's knowledge, no Hazardous Materials were released on or about any real property previously owned, leased or used by the Company or any of its Subsidiaries during the period the property was owned, leased or used by the Company or any of its Subsidiaries, except in the normal course of the Company's or any of its Subsidiaries' business.

                                    (iii) Except as set forth in Schedule  3(r),
to the Company's knowledge, there are no underground storage tanks on or under any real property owned, leased or used by the Company or any of its Subsidiaries that are not in compliance with applicable law.

                           s.   Title  to   Property.   The   Company   and  its
Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in
Schedule 3(s) or such as would not have a Material Adverse Effect. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

                           t.   Insurance.   The   Company   and   each  of  its
Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

                           u. Internal Accounting Controls. The Company and each
of its Subsidiaries maintain a system of internal accounting controls sufficient, int he judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability,
(iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                       4.  COVENANTS.

                           a. Best  Efforts.  The  parties  shall use their best
efforts to satisfy timely each of the conditions described in Section 6 and 7 of this Agreement.

                           b. Form D; Blue Sky Laws.  The Company agrees to file
a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Buyers at the applicable closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to each Buyer on or prior to the Closing Date.

                           c. Reporting Status; Eligibility to Use Form S-3. The
Company's Common Stock is registered under Section 12(g) of the 1934 Act. So long as any Buyer beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company currently meets, and will take all necessary action to continue to meet, the "registrant eligibility" requirements set forth in the general instructions to Form S-3.

                           d.  Use  of  Proceeds.  The  Company  shall  use  the
proceeds from the sale of the Preferred Shares and the Warrants in the manner set forth in Schedule 4(d) attached hereto and made a part hereof and shall not, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership, enterprise or other person (except in connection with its currently existing direct or indirect Subsidiaries).

                           e. Additional Equity Capital; Right of First Refusal.
Subject to the exceptions described below, the Company will not, without the prior written consent of a majority-in-interest of the Buyers, negotiate or contract with any party to obtain additional equity financing (including debt financing with an equity component), during the period (the "Lock-up Period") beginning on the Closing Date and ending on the later of (i) one hundred thirty-five (135) days from the Closing Date and (ii) forty-five (45) days from the date the Registration Statement (as defined in the Registration Rights Agreement) is declared effective (plus any days for which sales cannot be made thereunder). In addition, subject to the exceptions described below, the Company will not conduct any equity financing (including debt with an equity component) ("Future

Offerings") during the period beginning on the Closing Date and ending one hundred eighty (180) days after the end of the Lock-up Period, unless it shall have first delivered to each Buyer, at least fifteen (15) business days prior to the closing of such Future Offering, written notice describing the proposed Future Offering, including the material terms and conditions thereof and the proposed definitive documentation to be entered into in connection therewith, and providing each Buyer an option during the ten (10) day period following delivery of such notice to purchase its pro rata share (based on the ratio that the number of Preferred Shares purchased by it hereunder bears to the aggregate number of Preferred Shares purchased hereunder) of the securities being offered in the Future Offering on the same terms as contemplated by such Future Offering (the limitations referred to in this sentence are collectively referred to as the "Capital Raising Limitations"). In the event the material terms and conditions of a proposed Future Offering are amended in any respect after delivery of the notice to the Buyers concerning such proposed Future Offering, the Company shall deliver a new notice to each Buyer describing the material amended terms and conditions of the proposed Future Offering and each Buyer thereafter shall have an option during the ten (10) day period following delivery of such new notice to purchase its pro rata share (based on the ratio that the aggregate principal amount of the Debentures purchased by it hereunder bears to the aggregate principal amount of Debentures purchased hereunder). The Capital Raising Limitations shall not apply to any transaction involving (i) issuances of securities in a firm commitment underwritten public offering
(excluding  a  continuous  offering  pursuant to Rule 415 under the 1933 Act) or
(ii) issuances of securities as consideration for a merger, consolidation or sale of assets, or in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or in connection with the disposition or acquisition of a business, product or license by the Company. The Capital Raising Limitations also shall not apply to (i) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof or to the grant of additional options or warrants, or the issuance of additional securities under any Company stock option, restricted stock option or employee stock purchase plan approved by a majority of the Company's disinterested directors or as incentive related distributions to employees approved by a majority of the Company's disinterested directors, (ii) the issuance of securities in connection with equipment financing or (iii) the issuance of securities in connection with any commercial bank financing.

                           f.  Expenses.  The Company shall  reimburse Rose Glen
Capital Management, L.P. ("RGC") for all expenses incurred by it in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the other agreements to be executed in connection herewith, including, without limitation, attorneys' and consultants' fees and expenses. The Company's obligation to reimburse RGC's expenses under this Section 4(f) shall be limited to Thirty-Five Thousand Dollars ($35,000).

                           g. Financial Information.  The Company agrees to send
the following reports to each Buyer until such Buyer transfers, assigns, or sells all of the Securities: (i) within ten (10) days after the filing with the SEC, a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K;
(ii) within two (2) days after release, copies of all press releases issued by the Company or any of its Subsidiaries; and (iii) contemporaneously with the making available or giving to the stockholders of the Company, copies of any notices or other information the Company makes available or gives to such stockholders.

                           h.  Reservation  of Shares.  The Company shall at all
times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the full conversion or exercise of the outstanding Preferred Shares and Warrants and issuance of the Conversion Shares and Warrant Shares in connection therewith (based on the Conversion Price of the Preferred Shares or Exercise Price of the Warrants in effect from time to time). The Company shall not reduce the number of shares of Common Stock reserved for issuance upon conversion of Preferred Shares and exercise of the Warrants without the consent of each Buyer. The Company shall use its best efforts at all times to maintain the number of shares of Common Stock so reserved for issuance at no less than two (2) times the number that is then actually issuable upon full conversion of the Preferred Shares and exercise of the Warrants (based on the Conversion Price of the Preferred Shares or Exercise Price of the Warrants in effect from time to time). If at any time the number of shares of Common Stock authorized and reserved for issuance is below the number of Conversion Shares and Warrant Shares issued and issuable upon conversion of the Preferred Shares and exercise of the Warrants (based on the Conversion Price of the Preferred Shares or Exercise price of the Warrants then in effect), the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of shareholders to authorize additional shares to meet the Company's obligations under this Section 4(h), in the case of an insufficient number of authorized shares, and using its best efforts to obtain shareholder approval of an increase in such authorized number of shares.

                           i.  Listing.  The Company shall  promptly  secure the
listing of the Conversion Shares and Warrant Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares and Warrant Shares from time to time issuable upon conversion of the Preferred Shares or exercise of the Warrants. The Company will obtain and maintain the listing and trading of its Common Stock on Nasdaq, the Nasdaq SmallCap Market ("Nasdaq SmallCap"), the New York Stock Exchange ("NYSE"), or the American Stock Exchange ("AMEX") and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers ("NASD") and such exchanges, as applicable. The Company shall promptly provide to each Buyer copies of any notices it receives from Nasdaq or any other securities exchange or other securities market on which the Common Stock is then listed, regarding the continued eligibility of the Common Stock for listing on such exchanges or markets.

                           j.   Corporate   Existence.   So   long  as  a  Buyer
beneficially owns any Preferred Shares or Warrants, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, where the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) is a publicly traded corporation whose Common Stock is listed for trading on Nasdaq, Nasdaq SmallCap, NYSE or AMEX.

                           k. No  Integration.  The Company will not conduct any
future offering that will be integrated with the issuance of the Securities solely for purposes of Rule 4460(i) of the Nasdaq Stock Market.

                           l.  Solvency.  The  Company  (both  before  and after
giving effect to the transactions contemplated by this Agreement) is solvent (i.e., its assets (as defined in accordance with GAAP) have a fair market value in excess of the amount required to pay its liabilities (as defined in accordance with GAAP) on its existing debts as they become absolute and matured). The Company did not receive a qualified opinion from its auditors with respect to its most recent fiscal year end and does not anticipate or know of any basis upon which its auditors might issue a qualified opinion in respect of its current fiscal year.

                  5. TRANSFER AGENT INSTRUCTIONS. The Company shall issue irrevocable instructions to its transfer agent to issue certificates, registered in the name of each Buyer or its nominee, for the Conversion Shares and Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Preferred Shares or exercise of the Warrants in accordance with the terms therewith (the "Irrevocable Transfer Agent Instructions"). Prior to registration of the Conversion Shares and Warrant Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof (in the case of the Conversion Shares and Warrant Shares, prior to registration of the Conversion Shares and Warrant Shares under the 1933 Act), will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section shall affect in any way the Buyer's obligations and agreement set forth in Section 2(g) hereof to comply with all applicable prospectus delivery requirements, if any, upon resale of the Securities. If a Buyer provides the Company with an opinion of counsel, reasonably satisfactory to the Company in form, substance and scope, that registration of a resale by such Buyer of any of the Securities is not required under the 1933 Act, the Company shall permit the transfer, and, in the case of the Conversion Shares and Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Buyer. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section, that the Buyers shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.

                  6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL. The obligation of the Company hereunder to issue and sell the Preferred Shares and Warrants to a Buyer at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

                           a. The  applicable  Buyer  shall have  executed  this
Agreement and the Registration Rights Agreement, and delivered the same to the Company.

                           b. The  applicable  Buyer  shall have  delivered  the
Purchase Price in accordance with Section 1(b) above.

                           c. The Certificate of  Determination  shall have been
accepted for filing with the Secretary of State of the State of California.

                           d.  The   representations   and   warranties  of  the
applicable Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the applicable Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the applicable Buyer at or prior to the Closing Date.

                           e.  No   litigation,   statute,   rule,   regulation,
executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

                  7. CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE. The obligation of each Buyer hereunder to purchase the Preferred Shares and Warrants at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for such Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion:

                           a. The Company shall have executed this Agreement and
the Registration Rights Agreement, and delivered the same to the Buyer.

                           b. The  Company  shall have  delivered  to such Buyer
duly executed certificates (in such denominations as the Buyer shall request) representing the Preferred Shares and Warrants in accordance with Section 1(b) above.

                           c. The Certificate of  Determination  shall have been
accepted for filing with the Secretary of State of the State of California, and a copy thereof certified by such Secretary of State shall have been delivered to such Buyer.

                           d. The Irrevocable  Transfer Agent  Instructions,  in
form and substance satisfactory to a majority-in-interest of the Buyers, shall have been delivered to and acknowledged in writing by the Company's Transfer Agent.

                           e. The  representations and warranties of the Company
shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Buyer shall have received a certificate or certificates, executed by the chief executive officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer including, but not limited to certificates with respect to the Company's Articles of Incorporation, Bylaws and Board of Directors' resolutions relating to the transactions contemplated hereby.

                           f.  No   litigation,   statute,   rule,   regulation,
executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

                           g. The  Conversion  Shares and Warrant  Shares  shall
have been authorized for quotation on Nasdaq and trading in the Common Stock on Nasdaq shall not have been suspended by the SEC or Nasdaq.

                           h. The Buyer  shall have  received  an opinion of the
Company's counsel, dated as of the Closing Date, in form, scope and substance reasonably satisfactory to the Buyer and in substantially the same form as Exhibit "D" attached hereto.

                           i.  The   Buyer   shall   have   received   officers'
certificates in form and substance satisfactory to the Buyer dated as of the Closing Date.

                           j.  Since the date of  execution  of this  Agreement,
there has been no change and no development which would have a Material Adverse Effect.

                       8.  GOVERNING LAW; MISCELLANEOUS.

                           a. Governing Law. This Agreement shall be governed by
and interpreted in accordance with the laws of the State of California without regard to the principles of conflict of laws.

                           b.  Counterparts;   Signatures  by  Facsimile.   This
Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

                           c.  Headings.  The headings of this Agreement are for
convenience   of   reference   and  shall  not  form  part  of,  or  affect  the
interpretation of, this Agreement.

                           d.  Severability.  If any provision of this Agreement
shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

                           e. Entire Agreement;  Amendments.  This Agreement and
the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

                           f. Notices.  Any notices  required or permitted to be
given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular U.S. mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

             If to the Company:

                      Sigma Designs, Inc.
                      46501 Landing Parkway
                      Fremont, California  94538
                      Attention:  Chief Executive Officer
                      Facsimile: (510) 770-2640

             With copy to:

                      Wilson Sonsini Goodrich & Rosati, Professional Corporation 650 Page Mill Road
                      Palo Alto, California 94304
                      Attention:       David Segre
                                       Stephen Diamond

                  If to a Buyer: To the address set forth immediately below such Buyer's name on the signature pages hereto.

                  Each party shall provide notice to the other party of any change in address.

                           g.  Successors and Assigns.  This Agreement  shall be
binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, subject to Section 2(f), any Buyer may assign its rights hereunder to any person that purchases Securities in a private transaction from a Buyer or to any of its "affiliates," as that term is defined under the 1934 Act, without the consent of the Company.

                           h.  Third  Party  Beneficiaries.  This  Agreement  is
intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                           i. Survival.  The  representations  and warranties of
the Company and the agreements and covenants set forth in Sections 3, 4, 5 and 8 shall survive until the second (2nd) anniversary of the Closing Date notwithstanding any due diligence investigation conducted by or on behalf of the Buyers. The Company agrees to indemnify and hold harmless each of the Buyers and all their officers, directors, employees and agents for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations, warranties and covenants set forth in Sections 3 and 4 hereof or any of its covenants and obligations under this Agreement or the Registration Rights Agreement, including advancement of expenses as they are incurred.

                           j.  Publicity.  The  Company  and each of the  Buyers
shall have the right to review a reasonable period of time before issuance of any press releases, SEC, Nasdaq or NASD filings, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of each of the Buyers, to make any press release or SEC, Nasdaq or NASD filings with respect to such transactions as is required by applicable law and regulations (although a single firm of counsel designated by the Buyers shall be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof and be given an opportunity to comment thereon).

                           k.  Further  Assurances.  Each  party  shall  do  and
perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                           l. No Strict Construction.  The language used in this
Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the undersigned Buyers and the Company have caused this Agreement to be duly executed as of the date first above written.


SIGMA DESIGNS, INC.


By:
   --------------------------------------
         Thinh Q. Tran
         Chief Executive Officer


RGC INTERNATIONAL INVESTORS, LDC
By:      Rose Glen Capital Management, L.P., Investment Manager
         By:      RGC General Partner Corp., as General Partner


By:
   --------------------------------------
         Wayne D. Bloch
         Managing Director

RESIDENCE:   Cayman Islands

ADDRESS:

         c/o Rose Glen Capital Management, L.P.
         3 Bala Plaza East, Suite 200
         251 St. Asaphs Road
         Bala Cynwyd, PA  19004
         Facsimile:        (610) 617-0570
         Telephone:        (610) 617-5900


AGGREGATE SUBSCRIPTION AMOUNT:

         Number of Shares of Preferred Stock:                              5,000

         Number of Warrants:                                              50,000

         Aggregate Purchase Price:                                    $5,000,000

                                    Exhibit A



                (Certificate of Determination--See Exhibit 4.3)

                                   Exhibit B


                   (Stock Purchase Warrant--See Exhibit 4.4)

                                    Exhibit C

                [Registration Rights Agreement - See Exhibit 4.2]

                                    Exhibit D




                                February 10, 1998



RGC International Investors, LDC
c/o Rose Glen Capital Management, L.P.
3 Bala Plaza East, Suite 200
251 St. Asaphs Road
Bala Cynwyd, PA  19004

Ladies and Gentlemen:

         Reference is made to the Securities Purchase Agreement, dated as of January 30, 1998 (the "Agreement"), complete with all listed exhibits thereto, by and among Sigma Designs, Inc., a California corporation (the "Company"), and RCG International Investors, LDC (the "Investors"), which provides for the issuance by the Company to the Investors of shares of Series B Preferred Stock of the Company (the "Shares") and Warrants to purchase 50,000 shares of Common Stock (the "Warrants"). This opinion is rendered to you pursuant to Section 7(h) of the Agreement, and all terms used herein have the meanings defined for them in the Agreement unless otherwise defined herein.

         We have acted as counsel for the Company in connection with the negotiation of the Agreement and the Registration Rights Agreement and the issuance of the Shares and Warrants. As such counsel, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion. In addition, we have examined originals or copies of such corporate records of the Company, certificates of public officials and such other documents which we consider necessary or advisable for the purpose of rendering this opinion. In such examination we have assumed the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us and the due execution and delivery of all documents (except as to due execution and delivery by the Company) where due execution and delivery are a prerequisite to the effectiveness thereof.

         As used in this opinion, the expression "to our knowledge," "known to us" or similar language with reference to matters of fact means that, after an examination of documents made available to us by the Company, and after inquiries of officers of the Company, but without any further independent factual investigation, we find no reason to believe that the opinions expressed herein are factually incorrect. Further, the expression "to our knowledge," "known to us" or similar language with reference to matters of fact refers to the current actual knowledge of the attorneys of this firm who have worked on matters for the Company solely in connection with the Agreement and the transactions contemplated thereby. Except to the extent expressly set forth herein or as we otherwise believe to be necessary to our opinion, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of the opinion set forth below.

         For purposes of this opinion, we are assuming that you have all requisite power and authority, and have taken any and all necessary corporate or partnership action, to execute and deliver the Agreement, and we are assuming that the representations and warranties made by the Investors in the Agreement and pursuant thereto are true and correct. We are also assuming that the Investors have purchased the Shares for value, in good faith and without notice of any adverse claims within the meaning of the California Uniform Commercial Code.

         The opinions hereinafter expressed are subject to the following qualifications:

                  (a) We express no opinion as to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors;

                  (b) We express no opinion as to the effect of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity);

                  (c) We express no opinion as to compliance with the anti-fraud provisions of applicable securities laws;

                  (d) We express no opinion as to the enforceability of the indemnification provisions of Sections 6 and 7 of the Registration Rights Agreement to the extent the provisions thereof may be subject to limitations of public policy and the effect of applicable statutes and judicial decisions; and

                  (e) We express no opinion as to whether the Agreement, the Certificate of Determination, the Registration Rights Agreement and the Warrants or the several transaction contemplated thereby violate or constitute a default under the Certificate of Determination for the Series A Preferred Stock, and several documents executed by and among the Company and the several purchasers of the Series A Preferred Stock of the Company (collectively, the "Series A Documents") or whether the consent or approval of the holders of the Series A Preferred Stock is required for the execution, delivery and performance of and compliance with the terms of the Agreement, and the issuance of the Shares and Warrants (and the Common Stock issuable upon conversion and exercise thereof).

                  (f) We are members of the Bar of the State of California and, except as set forth in paragraph 7 below with respect to the securities laws of other states, we express no opinion as to any matter relating to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of California. To the extent this opinion addresses applicable securities laws of states other than the State of California, we have not retained nor relied on the opinion of counsel admitted to the bar of such states, but rather have relied on compilations of the securities laws of such states contained in reporting services presently available to us.

         Based upon and subject to the foregoing, and except as set forth in the Schedule of Exceptions to the Agreement, we are of the opinion that:

         1. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of California and is in good standing under such laws. The Company has requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted.

         2. The Company has all requisite legal and corporate power to execute and deliver the Agreement and the Registration Rights Agreement, to sell and issue the Shares and Warrants thereunder, to issue the Common Stock of the Company ("Common Stock") issuable upon conversion of the Shares and the exercise of the Warrants and to carry out and perform its obligations under the terms of the Agreement and the Registration Rights Agreement.

         3. As of January 21, 1998, the authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, 11,646,075 shares of which are issued and outstanding, and 50,000 shares of Series A Preferred Stock ("Series A Preferred"), 45,000 shares of which are issued and outstanding. Each share of outstanding Common Stock also represents an associated Right as such term is defined in and pursuant to that certain Common Shares Rights Agreement, dated as of September 15, 1989, between the Company and Bank of America, N.T.& S.A., a national banking association. All such issued and outstanding shares of Series A Preferred and Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Three million four hundred thousand (3,400,000) shares of Common Stock issuable upon conversion of the Shares and the exercise of the Warrants have been duly and validly reserved, and when issued in accordance with the Company's Articles of Incorporation will be validly issued, fully paid and nonassessable and free of any liens, encumbrances and preemptive or similar rights, subject to the requirements of Rule 4460(i) of the NASD or any rule substantially similar on an exchange or quotation system on which the Common Stock is traded. Upon consummation of the several transactions contemplated by the Agreement and subject to the terms of conditions of the Agreement, the Shares and Warrants issued under the Agreement shall be validly issued, fully paid and nonassessable and free of any liens, encumbrances and preemptive or similar rights contained in the Articles of Incorporation or Bylaws of the Company, or, to our knowledge, in any agreement to which the Company is a party, and which agreement is described in or filed as an exhibit to the SEC Documents, the Series A Documents, or the Amended and Restated Business Loan Agreement between the Company and Silicon Valley Bank dated effective as of October 1, 1996 together with all modifications and waivers thereto (the "Loan Agreement"), except as specifically provided in the Agreement; provided, however, that the Shares and Warrants (and the Common Stock issuable upon conversion or exercise thereof) may be subject to restrictions on transfer under state and/or federal securities laws as set forth in the

Agreement. To our knowledge, except as disclosed in Schedule 3(c) to the Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, and (ii) there are no agreements or arrangements under which the Company or any of its subsidiaries currently is obligated to register the sale of any of its or their securities under the 1933 Act (except the Registration Rights Agreement).

         4. All corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution and delivery of the Agreement and the Registration Rights Agreement by the Company, the authorization, sale, issuance and delivery of the Shares (and the Common Stock issuable upon conversion thereof) and the performance of the Company's obligations under the Agreement has been taken subject to the requirements of Rule 4460(i) of the NASD or any rule substantially similar on an exchange or quotation system on which the Common Stock is traded. The Agreement and the Registration Rights Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company.

         5. The execution, delivery and performance of and compliance with the terms of the Agreement, and the issuance of the Shares and Warrants (and the Common Stock issuable upon conversion or exercise thereof), do not violate any provision of the Articles of Incorporation or Bylaws, or, to our knowledge, any provision of any applicable federal or state law, rule or regulation. To our knowledge, the execution, delivery and performance of and compliance with the Agreement and the Registration Rights Agreement, and the issuance of the Shares and Warrants (and the Common issuable upon conversion or exercise thereof) do not violate, or constitute a default under, any material contract, agreement, instrument, judgment or decree binding upon the Company and which contract, agreement, instrument, judgement or decree has been disclosed in or filed as an exhibit to the Company's SEC Documents, the Series A Documents, or the Loan Agreement.

         6. Except as identified in the Agreement, to our knowledge, there are no actions, suits, proceedings or investigations pending against the Company or its properties before any court or governmental agency (nor, to our knowledge, has the Company received any written threat thereof), which, either in any case or in the aggregate, would have a Material Adverse Effect or which would adversely affect the validity or the enforceability of the Agreement or the Registration Rights Agreement or any action taken or to be taken by the Company in connection therewith.

         7. No consent, approval or authorization of or designation, declaration or filing with any governmental authority or the Nasdaq Stock Market (the "Nasdaq") on the part of the Company is required in connection with the valid execution and delivery of the Agreement and the Registration Rights Agreement, or the offer, sale or issuance of the Shares and Warrants (and the Common Stock issuable upon conversion or exercise thereof) or the consummation of any other transaction contemplated by the Agreement, except (a) filing of the Certificate of Determination in the Office of the Secretary of State of the State of California, (b) qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) under the California Corporate Securities Law and other applicable blue sky laws (but excluding jurisdictions outside of the United States) of the offer and sale of the Shares (and the Common Stock issuable upon conversion thereof) and (c) the filing of an application for the listing of additional shares with the Nasdaq. The filing referred to in clause (a) above has been accomplished and is effective. Our opinion herein is otherwise subject to the timely and proper completion of all filings and other actions contemplated herein where such filings and actions are to be undertaken on or after the date hereof.

         8. Subject to the accuracy of the Investors' representations in Section 2 of the Agreement and their responses (if any) to the Company's inquiries, we are of the opinion that the offer, sale and issuance of the Shares in conformity with the terms of the Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended.

         This opinion is furnished to the Investors solely for their benefit in connection with the purchase of the Shares, and may not be relied upon by any other person or for any other purpose without our prior written consent.


                                                Very truly yours,

                                                WILSON SONSINI GOODRICH & ROSATI
                                                Professional Corporation

                               DISCLOSURE SCHEDULE

3a.      Organization


         None.

3b.      Authorization; Enforcement


         Series A Preferred Stock (Copies of the Certificate of Determination, Subscription Agreement, Registration Rights Agreement and Warrant are attached as Addendum 3b).

3c.      Capitalization


         1.       Series A Preferred  Stock (See documents  attached to Schedule
                  3b).

         2.       Sigma Designs 1994 Stock Option Plan.

         3.       Sigma Designs 1994 Director Stock Option Plan.

         4.       Active Design Stock Option Plan.

         5. Each share of Common Stock incorporates a purchase right which entitles the shareholder to buy, under certain circumstances, one newly issued share of the Common Stock at an exercise price per share of $75. The rights become exercisable if a person or group acquires 20% or more of the Common Stock or announces a tender or exchange offer for 30% or more of the Common Stock under certain circumstances. In the event of certain merger or sale transactions, each Right will then entitle the holder to acquire shares having a value of twice the Right's exercise price. The Company may redeem the Rights at $.01 per Right prior to the earlier of the expiration of the Rights on November 27, 1999 or at the time that 20% or more of the Company's common stock has been acquired by a person or group. Until the Rights become exercisable, they have no dilutive effect on the earnings of the Company.

3e.      No Conflicts


         Series A Preferred Stock (See documents attached to Schedule 3b).

3g.      Absence of Certain Changes


         The  Company   incurred  a  charge  to  earnings  related  to  accounts
receivable in the second quarter of fiscal year 1998. Please the attached Quarterly Report on Form 10-Q dated as of September 12, 1997.

3h.      Absence of Litigation


1)       The Company is the subject of:

         A)       A lawsuit filed by Phillips  Electronics  alleging a breach of
                  contract.   Case  number  774607-7  filed  in  Alameda  County
                  Superior Court on March 6, 1997.

         B) A lawsuit filed by Compudata, Inc. for an unpaid balance in the amount of $10,600.00 Case Number 083920, Alameda County Superior Court.

         C) A lawsuit filed by Gregory Jones on February 26, 1997, former V.P., Marketing, for wrongful termination and unpaid business expenses, Case Number CV764366, Santa Clara County Superior Court.

2)       The Company has received a:

         A) Letter dated August 8, 1995, from Tandy Corporation, regarding dispute over outstanding amount allegedly owed.

         B) Letter dated January 3, 1997 from attorney representing Mindscope in re: alleged unpaid software development licensing fee.

         C) Verbal communication from counsel representing former employee in lawsuit filed by the Company that cross-complaint may be filed.

3i.      Patents, Copyrights, etc.


         None.

3k.      Tax matters.


         None.

3l.      Certain Transactions.


         None.

3r.      Environmental Matters.


         None.

3t.      Title to Property.


         None.

4d.      Use of Proceeds.


         The net proceeds to be received by the Company from the sale of the Securities will be used for general corporate purposes.

Addendum 3b.

(See Exhibits 4.1 and 4.2 of Registration Statement No. 333-33147.)

                                      -14-